The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127230.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

A5

AAA - LCF stress runs

Assumptions:

75% PPC FRM

150% PPC ARM

1ML = 20%

6ML = 20%

To Call

Period	Date	Tranche "X" Available Funds Cap
Total

0
1	25-Dec-06	23.99
2	25-Jan-07	22.30
3	25-Feb-07	22.29
4	25-Mar-07	22.58
5	25-Apr-07	22.28
6	25-May-07	22.36
7	25-Jun-07	22.26
8	25-Jul-07	22.35
9	25-Aug-07	22.24
10	25-Sep-07	22.23
11	25-Oct-07	22.31
12	25-Nov-07	22.21
13	25-Dec-07	22.29
14	25-Jan-08	22.18
15	25-Feb-08	22.17
16	25-Mar-08	22.34
17	25-Apr-08	22.14
18	25-May-08	22.21
19	25-Jun-08	22.11
20	25-Jul-08	22.51
21	25-Aug-08	23.18
22	25-Sep-08	23.33
23	25-Oct-08	23.53
24	25-Nov-08	23.27
25	25-Dec-08	23.29
26	25-Jan-09	23.20
27	25-Feb-09	23.45
28	25-Mar-09	23.98
29	25-Apr-09	23.46
30	25-May-09	23.55
31	25-Jun-09	23.32
32	25-Jul-09	23.52
33	25-Aug-09	23.23
34	25-Sep-09	22.88
35	25-Oct-09	17.88
36	25-Nov-09	17.48
37	25-Dec-09	17.57
38	25-Jan-10	17.22
39	25-Feb-10	17.24
40	25-Mar-10	17.97
41	25-Apr-10	17.06
42	25-May-10	17.20
43	25-Jun-10	16.83
44	25-Jul-10	16.87
45	25-Aug-10	16.27
46	25-Sep-10	16.14
47	25-Oct-10	14.11
48	25-Nov-10	13.67
49	25-Dec-10	13.83
50	25-Jan-11	13.46
51	25-Feb-11	13.37
52	25-Mar-11	14.16
53	25-Apr-11	13.20
54	25-May-11	13.37
55	25-Jun-11	13.00
56	25-Jul-11	13.16
57	25-Aug-11	12.79
58	25-Sep-11	12.69
59	25-Oct-11	12.87
60	25-Nov-11	12.50
61	25-Dec-11	9.42
62	25-Jan-12	9.07
63	25-Feb-12	9.03
64	25-Mar-12	9.61
65	25-Apr-12	8.95
66	25-May-12	9.20
67	25-Jun-12	8.87
68	25-Jul-12	9.13
69	25-Aug-12	8.80

Assumptions:

75% PPC FRM

150% PPC ARM

1ML = 20%

6ML = 20%

To Maturity

Period	Date	Tranche "X" Available Funds Cap
Total

0
1	25-Dec-06	23.92
2	25-Jan-07	22.24
3	25-Feb-07	22.24
4	25-Mar-07	22.51
5	25-Apr-07	22.22
6	25-May-07	22.30
7	25-Jun-07	22.20
8	25-Jul-07	22.28
9	25-Aug-07	22.18
10	25-Sep-07	22.16
11	25-Oct-07	22.23
12	25-Nov-07	22.13
13	25-Dec-07	22.20
14	25-Jan-08	22.09
15	25-Feb-08	22.07
16	25-Mar-08	22.24
17	25-Apr-08	22.03
18	25-May-08	22.10
19	25-Jun-08	21.99
20	25-Jul-08	22.06
21	25-Aug-08	21.94
22	25-Sep-08	21.91
23	25-Oct-08	22.70
24	25-Nov-08	22.48
25	25-Dec-08	22.48
26	25-Jan-09	22.27
27	25-Feb-09	22.17
28	25-Mar-09	22.47
29	25-Apr-09	22.33
30	25-May-09	22.40
31	25-Jun-09	22.21
32	25-Jul-09	22.27
33	25-Aug-09	21.73
34	25-Sep-09	21.27
35	25-Oct-09	16.70
36	25-Nov-09	16.35
37	25-Dec-09	16.41
38	25-Jan-10	16.06
39	25-Feb-10	15.91
40	25-Mar-10	16.43
41	25-Apr-10	15.94
42	25-May-10	16.06
43	25-Jun-10	15.75
44	25-Jul-10	15.75
45	25-Aug-10	15.19
46	25-Sep-10	15.05
47	25-Oct-10	13.22
48	25-Nov-10	12.83
49	25-Dec-10	12.96
50	25-Jan-11	12.63
51	25-Feb-11	12.54
52	25-Mar-11	13.24
53	25-Apr-11	12.44
54	25-May-11	12.59
55	25-Jun-11	12.25
56	25-Jul-11	12.40
57	25-Aug-11	12.05
58	25-Sep-11	11.96
59	25-Oct-11	12.17
60	25-Nov-11	11.82
61	25-Dec-11	8.73
62	25-Jan-12	8.40
63	25-Feb-12	8.37
64	25-Mar-12	8.90
65	25-Apr-12	8.29
66	25-May-12	8.53
67	25-Jun-12	8.22
68	25-Jul-12	8.46
69	25-Aug-12	8.16
70	25-Sep-12	8.13
71	25-Oct-12	8.37
72	25-Nov-12	8.07
73	25-Dec-12	8.31
74	25-Jan-13	8.02
75	25-Feb-13	7.99
76	25-Mar-13	8.82
77	25-Apr-13	7.95
78	25-May-13	8.19
79	25-Jun-13	7.90
80	25-Jul-13	8.15
81	25-Aug-13	7.86
82	25-Sep-13	7.84
83	25-Oct-13	8.09
84	25-Nov-13	7.81
85	25-Dec-13	8.05
86	25-Jan-14	7.78
87	25-Feb-14	7.76
88	25-Mar-14	8.58
89	25-Apr-14	7.73
90	25-May-14	7.98
91	25-Jun-14	7.71
92	25-Jul-14	7.95
93	25-Aug-14	7.68
94	25-Sep-14	7.67
95	25-Oct-14	7.92
96	25-Nov-14	7.65
97	25-Dec-14	7.90
98	25-Jan-15	7.63
99	25-Feb-15	7.62
100	25-Mar-15	8.43
101	25-Apr-15	7.61
102	25-May-15	7.85
103	25-Jun-15	7.59
104	25-Jul-15	7.84
105	25-Aug-15	7.58
106	25-Sep-15	7.57
107	25-Oct-15	7.82
108	25-Nov-15	7.56
109	25-Dec-15	7.80
110	25-Jan-16	7.55
111	25-Feb-16	7.54
112	25-Mar-16	8.06
113	25-Apr-16	7.53
114	25-May-16	7.78
115	25-Jun-16	7.52
116	25-Jul-16	7.77
117	25-Aug-16	7.52
118	25-Sep-16	7.51
119	25-Oct-16	7.76
120	25-Nov-16	7.50
121	25-Dec-16	7.75
122	25-Jan-17	7.50
123	25-Feb-17	7.50
124	25-Mar-17	8.30
125	25-Apr-17	7.49
126	25-May-17	7.74
127	25-Jun-17	7.49
128	25-Jul-17	7.73
129	25-Aug-17	7.48
130	25-Sep-17	7.48
131	25-Oct-17	7.73
132	25-Nov-17	7.48
133	25-Dec-17	7.72
134	25-Jan-18	7.47
135	25-Feb-18	7.47
136	25-Mar-18	8.27
137	25-Apr-18	7.47
138	25-May-18	7.72
139	25-Jun-18	7.47
140	25-Jul-18	7.71
141	25-Aug-18	7.46
142	25-Sep-18	7.46
143	25-Oct-18	7.71
144	25-Nov-18	7.46
145	25-Dec-18	7.71
146	25-Jan-19	7.46
147	25-Feb-19	7.46
148	25-Mar-19	8.26
149	25-Apr-19	7.46
150	25-May-19	7.71
151	25-Jun-19	7.46
152	25-Jul-19	7.70
153	25-Aug-19	7.46
154	25-Sep-19	7.45
155	25-Oct-19	7.70
156	25-Nov-19	7.45
157	25-Dec-19	7.70
158	25-Jan-20	7.45
159	25-Feb-20	7.45
160	25-Mar-20	7.97
161	25-Apr-20	7.45
162	25-May-20	7.70
163	25-Jun-20	7.45
164	25-Jul-20	7.70
165	25-Aug-20	7.45
166	25-Sep-20	7.45
167	25-Oct-20	7.70
168	25-Nov-20	7.45
169	25-Dec-20	7.70
170	25-Jan-21	7.45
171	25-Feb-21	7.45
172	25-Mar-21	8.25
173	25-Apr-21	7.45
174	25-May-21	7.70
175	25-Jun-21	7.45
176	25-Jul-21	7.70
177	25-Aug-21	7.45
178	25-Sep-21	7.45
179	25-Oct-21	7.70
180	25-Nov-21	7.45
181	25-Dec-21	7.70
182	25-Jan-22	7.45
183	25-Feb-22	7.45
184	25-Mar-22	8.25
185	25-Apr-22	7.45
186	25-May-22	7.70
187	25-Jun-22	7.45
188	25-Jul-22	7.70
189	25-Aug-22	7.45
190	25-Sep-22	7.45
191	25-Oct-22	7.70
192	25-Nov-22	7.45
193	25-Dec-22	7.70
194	25-Jan-23	7.45
195	25-Feb-23	7.45
196	25-Mar-23	8.25
197	25-Apr-23	7.45
198	25-May-23	7.70
199	25-Jun-23	7.45
200	25-Jul-23	7.70
201	25-Aug-23	7.45
202	25-Sep-23	7.45
203	25-Oct-23	7.70
204	25-Nov-23	7.45
205	25-Dec-23	7.70
206	25-Jan-24	7.45
207	25-Feb-24	7.45
208	25-Mar-24	7.97
209	25-Apr-24	7.45
210	25-May-24	7.70
211	25-Jun-24	7.45
212	25-Jul-24	7.70
213	25-Aug-24	7.45
214	25-Sep-24	7.45
215	25-Oct-24	7.70
216	25-Nov-24	7.45
217	25-Dec-24	7.70
218	25-Jan-25	7.46
219	25-Feb-25	7.46
220	25-Mar-25	8.25
221	25-Apr-25	7.46
222	25-May-25	7.70
223	25-Jun-25	7.46
224	25-Jul-25	7.70
225	25-Aug-25	7.46
226	25-Sep-25	7.46
227	25-Oct-25	7.71
228	25-Nov-25	7.46
229	25-Dec-25	7.71
230	25-Jan-26	7.46
231	25-Feb-26	7.46
232	25-Mar-26	8.26
233	25-Apr-26	7.46
234	25-May-26	7.71
235	25-Jun-26	7.46
236	25-Jul-26	7.71
237	25-Aug-26	7.46
238	25-Sep-26	7.46
239	25-Oct-26	7.71
240	25-Nov-26	7.46
241	25-Dec-26	7.71
242	25-Jan-27	7.46
243	25-Feb-27	7.46
244	25-Mar-27	8.26
245	25-Apr-27	7.46
246	25-May-27	7.71
247	25-Jun-27	7.46
248	25-Jul-27	7.71
249	25-Aug-27	7.46
250	25-Sep-27	7.46
251	25-Oct-27	7.71
252	25-Nov-27	7.46
253	25-Dec-27	7.71
254	25-Jan-28	7.46
255	25-Feb-28	7.46
256	25-Mar-28	7.98
257	25-Apr-28	7.46
258	25-May-28	7.71
259	25-Jun-28	7.46
260	25-Jul-28	7.71
261	25-Aug-28	7.46
262	25-Sep-28	7.46
263	25-Oct-28	7.71
264	25-Nov-28	7.46
265	25-Dec-28	7.71
266	25-Jan-29	7.46
267	25-Feb-29	7.46
268	25-Mar-29	8.26
269	25-Apr-29	7.46
270	25-May-29	7.71
271	25-Jun-29	7.47
272	25-Jul-29	7.71
273	25-Aug-29	7.47
274	25-Sep-29	7.47
275	25-Oct-29	7.72
276	25-Nov-29	7.47
277	25-Dec-29	7.72
278	25-Jan-30	7.47
279	25-Feb-30	7.47
280	25-Mar-30	8.27
281	25-Apr-30	7.47
282	25-May-30	7.72
283	25-Jun-30	7.47
284	25-Jul-30	7.72
285	25-Aug-30	7.47
286	25-Sep-30	7.47
287	25-Oct-30	7.72
288	25-Nov-30	7.47
289	25-Dec-30	7.72
290	25-Jan-31	7.47
291	25-Feb-31	7.47
292	25-Mar-31	8.27
293	25-Apr-31	7.47
294	25-May-31	7.72
295	25-Jun-31	7.47
296	25-Jul-31	7.72
297	25-Aug-31	7.47
298	25-Sep-31	7.47
299	25-Oct-31	7.72
300	25-Nov-31	7.47
301	25-Dec-31	7.72
302	25-Jan-32	7.47
303	25-Feb-32	7.47
304	25-Mar-32	7.99
305	25-Apr-32	7.47
306	25-May-32	7.72
307	25-Jun-32	7.47
308	25-Jul-32	7.72
309	25-Aug-32	7.47
310	25-Sep-32	7.47
311	25-Oct-32	7.72
312	25-Nov-32	7.48
313	25-Dec-32	7.72
314	25-Jan-33	7.48
315	25-Feb-33	7.48
316	25-Mar-33	8.28
317	25-Apr-33	7.48
318	25-May-33	7.73
319	25-Jun-33	7.48
320	25-Jul-33	7.73
321	25-Aug-33	7.48
322	25-Sep-33	7.48
323	25-Oct-33	7.73
324	25-Nov-33	7.48
325	25-Dec-33	7.73
326	25-Jan-34	7.48
327	25-Feb-34	7.48
328	25-Mar-34	8.28
329	25-Apr-34	7.48
330	25-May-34	7.73
331	25-Jun-34	7.48
332	25-Jul-34	7.73
333	25-Aug-34	7.48
334	25-Sep-34	7.48
335	25-Oct-34	7.73
336	25-Nov-34	7.48
337	25-Dec-34	7.73
338	25-Jan-35	7.48
339	25-Feb-35	7.48
340	25-Mar-35	8.29
341	25-Apr-35	7.48
342	25-May-35	7.73
343	25-Jun-35	7.49
344	25-Jul-35	7.74
345	25-Aug-35	7.49
346	25-Sep-35	7.49
347	25-Oct-35	7.74
348	25-Nov-35	7.49
349	25-Dec-35	7.74
350	25-Jan-36	7.49
351	25-Feb-36	7.49
352	25-Mar-36	8.01
353	25-Apr-36	7.49
354	25-May-36	7.75
355	25-Jun-36	7.50
356	25-Jul-36	7.75
357	25-Aug-36	7.51
358	25-Sep-36	7.54
359	25-Oct-36	7.37

Weighted Average Life Sensitivity
To CALL

PPC (%)		50	75	100	125	150	175
Tranche	WAL (yrs)	13.53	9.04	6.62	3.34	2.28	1.97
	First Payment Date	10/19	06/15	02/13	08/09	01/09	10/08
	Expected Final Maturity	06/20	12/15	07/13	01/12	05/09	12/08
	Window	10/19 - 06/20	06/15 - 12/15	02/13 - 07/13	~08/09 - 01/12	01/09 - 05/09	10/08 - 12/08

Weighted Average Life Sensitivity
To MATURITY

PPC (%)		50	75	100	125	150	175
Tranche	WAL (yrs)	17.68	12.07	8.79	4.22	2.28	1.97
	First Payment Date	10/19	06/15	02/13	08/09	01/09	10/08
	Expected Final Maturity	06/33	10/26	09/21	02/18	05/09	12/08
	Window	10/19 - 06/33	06/15 - 10/26	02/13 - 09/21	~08/09 - 02/18	01/09 - 05/09	10/08 - 12/08

CPR Sensitivity
To CALL

CPR (%)		10	20	30	40
Tranche	WAL (yrs)	19.15	9.98	6.40	2.57
	First Payment Date	09/25	08/16	02/13	04/09
	Expected Final Maturity	01/26	11/16	04/13	08/09
	Window	09/25 - 01/26	08/16 - 11/16	02/13 - 04/13	04/09 - 08/09

CPR Sensitivity
To MATURITY

CPR (%)		10	20	30	40
Tranche	WAL (yrs)	23.82	13.64	8.76	2.57
	First Payment Date	09/25	08/16	02/13	04/09
	Expected Final Maturity	07/36	10/28	05/21	08/09
	Window	09/25 - 07/36	08/16 - 10/28	02/13 - 05/21	04/09 - 08/09